Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Alliance Boots GmbH:

We consent to the use of our report dated July 10, 2013, with respect to the Group statement of financial position of Alliance Boots GmbH as of May 31, 2013, and the related Group income statement, Group statement of comprehensive income, Group statement of changes in equity and Group statement of cash flows for the ten months then ended, not included herein, which report appears in the August 31, 2013 annual report on Form 10-K of Walgreen Co., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Our qualified report dated July 10, 2013, contains an explanatory paragraph that states that these interim consolidated financial statements have been prepared solely for the purpose of accounting for Alliance Boots GmbH as an equity method investee in the consolidated financial statements of Walgreen Co. as of and for the year ended August 31, 2013 and that no comparative financial information is presented.

/s/  KPMG Audit Plc

London, United Kingdom

September 15, 2014